                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                       SNAP-ON INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                        MERRILL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

SNAP-ON INCORPORATED

CHAIRMAN'S LETTER
NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

CHAIRMAN'S LETTER

    March 24, 1995

    Dear Snap-on Shareholder:

    Let me take this opportunity to invite you to our Annual Meeting of Shareholders on FRIDAY, APRIL 28, 1995. This year's meeting has special meaning for all of us as we recognize Snap-on's 75th anniversary.

    The purposes and location of the meeting are detailed on the facing page. Note that the LOCATION HAS CHANGED this year to the Racine Civic Centre's FESTIVAL PARK. Directions are shown on the last page of this Proxy Statement.

    We hope you will attend our Annual Meeting. Whether or not you plan to do so, you are encouraged to read the enclosed 1994 Annual Report and this Proxy Statement. Please return your proxy cards early.


    We look forward to renewing old acquaintances and meeting those of you attending for the first time.


    Cordially,

    Robert A. Cornog
    CHAIRMAN OF THE BOARD OF DIRECTORS,
    PRESIDENT AND CHIEF EXECUTIVE OFFICER
    SNAP-ON INCORPORATED

SNAP-ON INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Snap-on Incorporated will be held at the Racine Civic Centre's FESTIVAL PARK, 5 Fifth Street, Racine, Wisconsin on Friday, April 28, 1995 at 10:00 a.m.

MEETING PURPOSES:

1. TO ELECT THREE DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING.

2. TO AMEND THE EMPLOYEE STOCK OWNERSHIP PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

3. TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITOR FOR 1995.

4. TO CONSIDER AND TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. The only business the Board of Directors intends to present is set forth herein, and the Board knows of no other matters which will be brought before the Annual Meeting by any person or group; however, if any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

The Board of Directors has fixed the close of business on February 28, 1995 as the record date for the determination of shareholders entitled to receive notice of, and vote at, the Annual Meeting.

The Annual Report for the fiscal year ended December 31, 1994 is enclosed.

IMPORTANT: To ensure your representation at the Annual Meeting, you should complete and sign the proxy card found inside the address window pocket on the front of the envelope enclosing this material and return it in the enclosed envelope. All shareholders, even those planning to attend the Annual Meeting, are encouraged to return their proxy cards well in advance of the meeting so that the vote count will not be delayed. Shareholders may revoke their proxies and vote their shares in person at the Annual Meeting.

By Order of the Board of Directors.

March 24, 1995                                                Susan F. Marrinan
                                                              VICE PRESIDENT,
                                                              SECRETARY AND
                                                              GENERAL COUNSEL

PROXY STATEMENT

INTRODUCTION

This proxy statement is supplied in connection with the proxy solicitation by the Board of Directors of Snap-on Incorporated for use at the Annual Meeting of Shareholders to be held on April 28, 1995, or any adjournment thereof. Messrs. Chelberg and Kelly and Ms. Decyk, listed as proxies on the enclosed proxy card, are Directors of the Corporation. This proxy statement and the proxy card were first mailed to shareholders on or about March 24, 1995.

The Corporation had 42,217,561 shares of common stock outstanding on February 28, 1995, and no other voting securities. Each share of record as of the February 28, 1995 record date will be entitled to one vote.

The affirmative vote of the holders of a plurality of the shares present in person or by proxy at the meeting is required to elect the Director candidates. The affirmative vote of the holders of the majority of the shares present in person or by proxy at the meeting and entitled to vote is required to amend the Employee Stock Ownership Plan and to ratify the appointment of Arthur Andersen LLP as auditor.

An automated system administered by the Corporation's transfer agent tabulates the votes. Abstentions and broker non-votes (which arise from proxies delivered by brokers and others where the broker has not received authority to vote on one or more matters) are each included in the determination of the number of shares present and voting and are tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and have the effect of a vote against the proposal, except in Director elections, where they have no effect. Broker non-votes have no effect on the vote concerning the election of Directors, the Employee Stock Ownership Plan Amendment and the appointment of the auditor.

The expense of this solicitation of proxies will be paid by the Corporation. Initial solicitation will be by mail; however, Officers and other employees of the Corporation may make solicitations by mail, telephone or in person. Brokerage houses, depositories, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corporation will reimburse them for their expenses. Morrow & Co., Inc. will aid in the solicitation of proxies for a fee of $6,000 plus expenses, which will be paid by the Corporation.

PROXY STATEMENT ITEM I

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation as Amended and the Bylaws of the Corporation give the Directors the authority to set the size of the Board of Directors at any number between five and fifteen members. The Board is currently composed of nine members divided into three classes, with one class elected each year to serve for a three-year term.

SHARES REPRESENTED BY PROXIES WILL BE VOTED ACCORDING TO INSTRUCTIONS ON THE PROXY CARD. UNLESS THE PROXY CARD CLEARLY REFLECTS THAT A VOTE HAS BEEN WITHHELD, SHARES WILL BE VOTED TO ELECT MESSRS. CORNOG, FARLEY AND RENSI. IF ANY NOMINEE SHOULD BE UNABLE TO SERVE, THE PROXIES WILL BE VOTED FOR SUCH PERSON DESIGNATED AS A REPLACEMENT BY THE BOARD.

NOMINEES FOR ELECTION TO SERVE UNTIL THE 1998 ANNUAL MEETING

Robert A. Cornog - age 54. Mr. Cornog has been a Director since 1982. He was elected President, Chief Executive Officer, and Chairman of the Board of Directors of the Corporation in 1991. He was President of Macwhyte Company, a maker of wire rope and a subsidiary of Amsted Industries, from 1981 to 1991. Mr. Cornog is also a Director of Johnson Controls, Inc. and Wisconsin Energy Corporation.

Raymond F. Farley - age 70. Mr. Farley has been a Director since 1988. He was Chief Executive Officer from 1988 and President from 1980 of S. C. Johnson & Son, Inc., a maker of home, personal-care, insecticide and specialty chemical products, until his retirement in 1990. Mr. Farley is also a Director of Hartmarx Corporation, Johnson Worldwide Associates, Inc. and Kemper Corporation.

Edward H. Rensi - age 50. Mr. Rensi has been a Director since 1992. He has been President and Chief Executive Officer of McDonald's U.S.A., a food service organization, since 1991 and served as President and Chief Operating Officer from 1984 to 1991. He is a Director of McDonald's Corporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THESE DIRECTORS.

DIRECTORS CONTINUING TO SERVE UNTIL THE 1996 ANNUAL MEETING


Donald W. Brinckman - age 64. Mr. Brinckman has been a Director since 1992. He has been Chairman of the Board of Directors of Safety-Kleen Corp. since 1990 and served as its Chief Executive Officer from 1968 through 1994. He served as President of Safety-Kleen from 1968 to 1990 and from December, 1991 to May,
1993. Safety-Kleen is a recycler of automotive and industrial hazardous and non-hazardous fluids. Mr. Brinckman is also a Director of Johnson Worldwide Associates, Inc. and Paychex, Inc.


George W. Mead - age 67. Mr. Mead has been a Director since 1985. He has been Chairman of the Board of Consolidated Papers, Inc., a maker of paper products, since 1971. He was Chief Executive Officer of Consolidated Papers from 1971 through 1993. Mr. Mead is also a Director of Firstar Corporation.


Jay H. Schnabel - age 52. Mr. Schnabel has been a Director since 1989 and has been an employee of the Corporation since 1965. He has served as Senior Vice President - Diagnostics since April, 1994, and was Senior Vice President -
Administration  from  1990  to  April,  1994. He  was  Senior  Vice  President -
Manufacturing and Research  & Engineering from  1988 to 1990.  Mr. Schnabel  has also been President of Sun Electric Corporation, a subsidiary of the Corporation, since 1992.


DIRECTORS CONTINUING TO SERVE UNTIL THE 1997 ANNUAL MEETING

Bruce S. Chelberg - age 60. Mr. Chelberg has been a Director since 1993. He served as Executive Vice President of Whitman Corporation, a consumer goods company, from 1985 to 1992 and was elected Chairman of the Board and Chief Executive Officer in 1992. He has served on Whitman's Board since 1988. Mr. Chelberg is also a Director of First Midwest Bancorp, Inc. and Northfield Laboratories, Inc.

Roxanne J. Decyk - age 42. Ms. Decyk has been a Director since 1993. She has been Vice President-Corporate Planning for Amoco Corporation since 1994. She was Vice President - Marketing and Sales - Polymers of Amoco Chemical Company from 1993 to 1994, and Vice President - Commercial and Industrial Sales from 1991 to 1993. Ms. Decyk served as Senior Vice President - Distribution from 1989 to 1991 at Navistar International Transportation Corporation. Ms. Decyk is also a Director of Material Sciences Corporation.

Arthur L. Kelly - age 57. Mr. Kelly has been a Director since 1978. He has been the managing partner of KEL Enterprises L.P., a holding and investment company, since 1982. He is a Director of Bayerische Motoren Werke A.G., The Northern Trust Corporation, Deere & Company and Nalco Chemical Company.

BOARD COMMITTEES

The AUDIT COMMITTEE reviews the scope of the independent audit of the Corporation's books and records to determine the adequacy of the Corporation's accounting, financial and operating controls, recommends an independent auditor to the Board and considers whether proposals made by the Corporation's auditors to perform consulting services beyond the ordinary audit function might result in a loss of independence. This Committee also reviews Corporate policies concerning environmental issues, health and safety matters and the Corporation's participation in government contracts including training, compliance and reporting. This Committee met twice in 1994. In addition, the Chairman of the Audit Committee, through powers delegated by the Board of Directors, reviewed certain financial information with the Corporation's management. The members of this Committee are Messrs. Rensi - Chair, Chelberg, Kelly and Mead.

The BOARD AFFAIRS AND NOMINATING COMMITTEE makes recommendations to the Board regarding the size and composition of the Board, number and responsibilities of Board Committees, the Board's tenure policy, qualifications of potential Board nominees, Director compensation and matters relating to corporate governance. This Committee considers nominees recommended by shareholders. This Committee met three times in 1994. The members of this Committee are Messrs. Brinckman - Chair, Cornog, Kelly and Ms. Decyk.

Any shareholder wishing to suggest a nominee for election to the Board of Directors at the 1996 Annual Meeting should submit a written recommendation to the Board Affairs and Nominating Committee, c/o Corporate Secretary, Snap-on Incorporated, 2801-80th Street, P.O. Box 1410, Kenosha, Wisconsin 53141-1410 by October 1, 1995. Additional requirements relating to shareholder nominations are contained in the Bylaws of the Corporation.

The EXECUTIVE COMMITTEE of the Board of Directors may exercise all of the powers of the Board in the management of the business and the affairs of the Corporation, subject to limitations found in the Restated Certificate of Incorporation as Amended, the Bylaws and applicable state laws. The Executive Committee acts in the interim between Board meetings. This Committee met once in 1994. The members of this Committee are Messrs. Cornog - Chair, Farley and Schnabel.

The FINANCE COMMITTEE discusses, analyzes and recommends to the Board appropriate actions regarding the Corporation's long-term financial objectives; capital structure; issuance of additional shares and the repurchase of currently issued and outstanding shares; type, amount and timing of long-term financing; dividend policy and the declaration of dividends; shareholder rights plan and other financial matters that it may deem appropriate to analyze and submit to the Board for consideration. This Committee met four times in 1994. The members of this Committee are Messrs. Kelly - Chair, Farley, Mead and Ms. Decyk. Mr. Cornog is an EX OFFICIO member of this Committee.


The ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE makes recommendations to the Board regarding names, titles and authorities of the Corporation's elected Officers, as well as compensation and incentive plans for the Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer. This Committee consults with the Chief Executive Officer on matters such as corporate organization, executive succession and the appropriate compensation for all other Officers. This Committee also has administrative authority for matters relating to incentive compensation, stock option, stock purchase and profit-sharing plans. This Committee met four times in 1994. The members of this Committee are Messrs. Farley - Chair, Brinckman, Chelberg and Rensi.


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board of Directors met seven times in 1994.


Currently, Directors who are not employees of the Corporation receive an annual retainer fee of $24,000. These Directors also receive an attendance fee of $1,250 for each regular or special Board meeting, $1,000 for each Committee meeting and $750 for each Board or Committee meeting by telephone. Committee chairs also receive an annual chairmanship fee of $4,000. Directors may elect to defer the receipt of all or a part of these fees through the Directors' 1993 Fee Plan. Amounts so deferred earn interest based upon the average 30-day commercial paper rate. Under the terms of the Directors' 1993 Fee Plan, non-employee Directors receive a mandatory minimum of 25% and an elective maximum of up to 100% of their fees and retainer in shares of the Corporation's stock based upon the fair market value of a share of the common stock on the last business day of each calendar quarter. Directors may elect to defer receipt of all or a part of these shares, and such shares are maintained in a deferral account with the Corporation. Dividends on these deferred shares are automatically reinvested.


The Corporation maintains life insurance and accidental death and dismemberment policies for all non-employee Directors. It also reimburses all expenses incurred by Directors in connection with the conduct of the business of the Board. In addition, non-employee Directors receive an annual automatic grant of an option to purchase 1,000 shares of the Corporation's common stock pursuant to the terms of the 1986 Incentive Stock Option Program. The exercise price of the option shares is equal to the closing price on the New York Stock Exchange on the date of grant. The date of grant is the date of the Annual Meeting of Shareholders.

All Directors attended at least 75% of the aggregate number of the meetings of the Board and the Board Committees of which they were members.

DIRECTOR INDEMNIFICATION AGREEMENT

To encourage highly competent members of the business community to serve as Directors for the Corporation, the Board of Directors adopted and the shareholders ratified an Indemnification Agreement at the 1990 Annual Meeting. The Agreement provides for full indemnification against liabilities incurred by Directors while acting in good faith and serving the best interests of the Corporation.


Under the Agreement, the Corporation must promptly advance the Director all reasonable costs to defend litigation; however, no indemnification will be made if the Director is found liable for willful misconduct, unless a court finds that despite the nature of the conduct the Director is fairly and reasonably entitled to indemnification. This advancement is subject to repayment if any of a quorum of disinterested Directors, the shareholders as a group, legal counsel, or a panel of three arbitrators finds that the Director has not met the required standard of conduct.


The Indemnification Agreement will continue for the later of (a) six years after the Director ceases to serve the Corporation or (b) final termination of legal proceedings initiated during the Director's Board tenure or during the six-year period following retirement from the Board, during which time the right to indemnification is raised.

INFORMATION CONCERNING SECURITY OWNERSHIP

FMR Corp., 82 Devonshire Street, Boston, MA, a parent holding company in accordance with Section 240.13d-1(b)(ii)(G), has reported on Schedule 13G filed on January 6, 1995 for fiscal year 1994, the beneficial ownership of 4,364,580 shares of common stock, representing 10.18% of the total shares outstanding.

INVESCO Capital Management, Inc., INVESCO North American Group, Ltd., INVESCO Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc. and INVESCO PLC, 11 Devonshire Square, London, England, the parent holding company, together in accordance with Section 240.13d-1(b)(ii)(G), have reported on
Schedule 13G filed on February 10, 1995 for fiscal year 1994, that they are the beneficial owners of 3,426,100 shares of common stock, representing 8.0% of the total shares outstanding.

Southeastern Asset Management, Inc., 6075 Poplar Avenue, Memphis, TN, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, has reported on Schedule 13G filed on January 31, 1995 for fiscal year 1994, that it is the beneficial owner of 2,753,449 shares of common stock, representing 6.4% of the total shares outstanding.

Goldman Sachs & Co. and The Goldman Sachs Group, L.P., 85 Broad Street, New York, NY, its parent holding company, together in accordance with Section 240.13d-1(b)(ii)(G), have reported on Schedule 13G filed on February 10, 1995 for fiscal year 1994, that they are the beneficial owners of 2,301,209 shares of common stock, representing 5.4% of the total shares outstanding.

The Corporation knows of no other person or group who is the beneficial owner of more than 5% of its common stock.

Table 1 shows the number of shares of the Corporation's common stock held by each Director and by each of the Executive Officers shown in Table 2, as well as the total number of shares held by all current Directors and Executive Officers as a group as of February 28, 1995.

TABLE 1:  SECURITY OWNERSHIP OF MANAGEMENT

                                      Deferred       Option
Beneficial Owner      Shares Owned   Shares(1)      Shares(2)
Robert A. Cornog            19,983            0         214,288
Branko M. Beronja           12,371            0          40,045
Donald W. Brinckman          7,904            0           2,000
Bruce S. Chelberg            1,060            0           1,000
Roxanne J. Decyk                 0          329           1,000
Raymond F. Farley            7,680            0           6,000
Arthur L. Kelly              7,806            0           6,000
George W. Mead               5,738           94           6,000
Michael F.
 Montemurro                 10,329            0          54,897
Edward H. Rensi                717        1,312           3,000
Jay H. Schnabel              9,980            0          52,315
James L. Somers              1,500            0          22,682
All current
 Directors and
 Executive Officers
 as a group (15
 persons)                  143,264        1,735         500,224
The above amounts  include shares  owned by  spouses and  minor children.  None of the named individuals beneficially owns more than 1%  of  the outstanding  common  stock. As  a  group,  the
Directors and Executive Officers beneficially own approximately
1% of the class.

(1) Receipt of these shares of stock has been deferred under the Directors' 1993 Fee Plan.
(2) Represents shares that the individual has the right to acquire pursuant to options that are currently exercisable or exercisable within 60 days.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During the 1994 fiscal year, the Organization and Executive Compensation Committee of the Board of Directors (the "Committee"), a body composed entirely of independent non-employee Directors, provided oversight regarding the
Corporation's executive compensation programs in order to further the Corporation's compensation objectives and philosophy. In accordance with its charter, one of the principal responsibilities of the Committee is to provide recommendations to the Board concerning the appropriate level of executive compensation.

COMMITTEE APPROACH. The Committee's overall approach to executive compensation is designed to establish levels which, when corporate performance merits payment, will result in an executive officer's combined base salary and incentive compensation being between the 50th and 75th percentiles of compensation levels for comparable positions in industrial organizations on a national basis. For 1994, the base compensation was targeted at the median for industrial organizations in the HayGroup survey (discussed below) and up to the 75th percentile for annual incentive and for long-term compensation.

COMPENSATION-RELATED COMMITTEE ACTIVITIES. The Corporation's executive compensation program consists of three elements: Base Salary, Incentive Pay and Stock Options. For 1994, the Committee determined the appropriate level of executive compensation by evaluating these three elements in conjunction with a review of the results of a compensation survey prepared by the HayGroup. The HayGroup is an internationally recognized expert in the area of compensation, and has provided outside consulting services for the Corporation since 1984.

Hay's compensation survey for the 1994 fiscal year compared the Corporation's compensation programs with those of approximately 500 of Hay's other industrial clients, and was based on a comparison of jobs by assigning a numerical value to each job. These values were then compared to Hay's industrial database in calculating the target amount of compensation to be awarded, consistent with the Corporation's compensation philosophy. Because the Corporation believes that its competitors for executive talent include all types of industrial companies, the compensation data used for the comparison group in the Hay survey was not limited to the companies currently in the Standard & Poor's Auto Parts - Aftermarket Industry Index used in the performance graphs in this proxy statement. The results of this survey provided the Committee with a competitive salary range within which the Committee monitored compensation based on performance.

The Committee believes that none of the Named Executive Officers will be affected by the provisions of Section 162(m) of the Internal Revenue Code which limits the deductibility of certain executive compensation during 1995; therefore, the Committee has not adopted any policy concerning this limitation, but will continue to evaluate Section 162(m) of the Internal Revenue Code in future years.

ELEMENTS  OF  COMPENSATION.    As  stated  above,  the  Corporation's  executive
compensation program consists of three elements: Base Salary, Incentive Plans and Incentive Stock Options.

BASE SALARY. In determining the appropriate 1994 base salary for the Chief Executive Officer, the Committee targeted base compensation at the median within a range for industrial organizations. This range information was provided by the HayGroup, based upon the assigned Hay values under the comparison of jobs discussed above. While no established corporate or unit performance measures were used to determine base salaries, the Committee also considered such qualitative factors as experience, responsibilities and individual performance. These factors were not ranked or weighted in any particular way.

Base salaries for all other Executive Officers were also based upon the criteria set forth above.

INCENTIVE PLANS.   The Corporation  has two  Incentive Plans  for its  Executive
Officers: Plan 1, for Officers, and Plan 2, for Senior Officers and the Chief Executive Officer. Based on Committee recommendations, the Board of Directors approves percentage targets for Minimum, Goal and Maximum annual achievement levels under each Plan to recognize increases in sales, returns on net assets employed before interest and taxes ("RONAEBIT"), and earnings per share growth. These percentages, if earned, are applied to participants' base compensation.

Plan 1 includes the following components: Sales Growth and RONAEBIT.

Plan 2 includes the following components: Sales Growth, RONAEBIT and Earnings Per Share Growth.

    - Sales Growth measures the reported net sales in the current year against the reported net sales figure from the prior year, and rewards based on the growth.

    - RONAEBIT calculates the return on net assets employed before interest and taxes, and rewards based on the achievement of certain levels of return.

    - Earnings Per Share Growth measures the earnings per share for the current year against the earnings per share from the prior year, and rewards based on the growth.


The two components in Plan 1 are equally weighted, with a maximum potential payout of 75% of base salary. The three components in Plan 2 for Senior Officers have a maximum potential payout of 100% of base salary, with components weighted at 35% Sales Growth, 35% RONAEBIT, and 30% Earnings Per Share Growth. Plan 2, for the Chief Executive Officer, has a maximum payout of 120% of base salary, with the components weighted at 42% Sales Growth, 42% RONAEBIT, and 36% Earnings Per Share Growth.


For 1994, the following weighted percentages were paid: Officers were paid at 20.01% of their base salaries under the Sales Growth component and 13.34% under the RONAEBIT component. Senior Officers were paid at 18.7% of their base salaries under the Sales Growth component, 12.47% under the RONAEBIT component, and 30.0% under the Earnings Per Share Growth component. The Chief Executive Officer was paid at 22.44% of his base salary under the Sales Growth component, which represents payment at slightly below the goal level, 14.96% under the RONAEBIT component, which represents payment at slightly above the minimum level, and 36.0% under the Earnings Per Share Growth component, which represents payment at the maximum level.

INCENTIVE STOCK OPTION PROGRAM. The 1986 Incentive Stock Option Program ("ISOP") is a long-term incentive plan designed to link the contributions of key employees to shareholder value. In recognition of the contributions and services provided by individual employees, the ISOP authorizes the grants of incentive and non-qualified options to Executive Officers and other key employees, to purchase shares of the Corporation's common stock at 100% of market value on the date of grant. The Committee determines the number of options to be granted to the Chief Executive Officer, as well as all other Executive Officers and key employees as a group.

During the 1994 fiscal year, no options were granted to the Chief Executive Officer or any of the Named Executive Officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

Factors recognized by the Committee relating to the Chief Executive Officer's 1994 compensation package include: the performance of the Corporation, the repositioning of the Corporation for the future and the implementation of the Corporation's strategic objectives. In addition, the Committee reviewed the direction provided by the Chief Executive Officer in the overall conduct of the Corporation's affairs and the morale, productivity and ability of the employees to adapt to change.

As described  above,  the  Corporation's  executive  compensation  programs  are
performance-based,   particularly  with  regard  to  the  Incentive  Plans.  The
Committee believes that these types of programs provide motivation for executives by placing a portion of their compensation at risk, thereby making it dependent upon Corporate performance. The Committee feels that these programs provide the Chief Executive Officer a strong incentive to grow the Corporation's share price.

The total dollar values for the 1994 compensation paid to the five most highly compensated Executive Officers, including the Chief Executive Officer, are found in the Summary Compensation Table.

EXECUTIVE OFFICER STOCK OWNERSHIP

During the 1994 fiscal year the Committee retained the services of Timothy Haigh of W. T. Haigh & Company, Inc. to provide independent consultation directly to the Committee regarding 1995 executive compensation. Based upon the recommendation of Mr. Haigh, and in accordance with the Corporation's belief in aligning executive officer interests with those of shareholders, the Committee has established guidelines for target levels of stock ownership, effective for the 1995 fiscal year. These guidelines will apply to a group of key executives, including the Chief Executive Officer and the Named Executive Officers, encouraging them to acquire over time shares of the Corporation's common stock with the number of shares (based upon the average stock price over the past twelve months) equivalent to one half to three times their base salary. While compliance with these guidelines will be voluntary, the Committee believes that encouraging ownership will significantly benefit the Corporation.

RAYMOND F. FARLEY, CHAIRMAN
DONALD W. BRINCKMAN
BRUCE S. CHELBERG
EDWARD H. RENSI

Table 2 shows the total cash compensation paid, payable and/or accrued for services rendered during the 1994, 1993 and 1992 fiscal years to each of the five most highly compensated Executive Officers.

TABLE 2:  SUMMARY COMPENSATION TABLE

                           SUMMARY COMPENSATION TABLE


                                                                                                    Long Term
                                                                                                 Compensation
                                                                                                       Awards
                                                              Annual Compensation                  Securities
                                                                                  Other Annual     Underlying          All Other
Name and Principal Position                Year  Salary ($)       Bonus ($)   Compensation ($)     Options(#)   Compensation ($)
Robert A. Cornog                           1994  466,667         342,534                     0              0                  0
Chairman, President and                    1993  416,583         386,880                     0        103,674                  0
Chief Executive Officer                    1992  375,000         208,725                     0         35,000                  0

Branko M. Beronja                          1994  188,219         115,134                     0              0                  0
President-North American                   1993  177,175          89,934                     0         20,970                  0
Operations                                 1992  173,917          86,402                     0          4,388                  0

Michael F. Montemurro                      1994  200,685         122,759                     0              0                  0
Senior Vice President-                     1993  185,208         143,332                     0         32,475                  0
Financial Services and                     1992  170,620          79,151                     0          7,281                  0
Administration

Jay H. Schnabel                            1994  190,000         116,223                     0              0                  0
Senior Vice President-                     1993  170,817         132,195                     0         28,599                  0
Diagnostics                                1992  156,324          72,519                     0          6,412                  0

James L. Somers                            1994  218,267         133,514                     0              0                  0
Senior Vice President-                     1993  188,226         145,668                     0         34,023                  0
Manufacturing and                          1992  178,760          82,927                     0          7,628                  0
Technology

TABLE 3:  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION
VALUES

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES
                                               Number of
                                              Securities            Value of
                                              Underlying         Unexercised
                                             Unexercised        In-the-Money
                                              Options at          Options at
                     Shares      Value        FY-End (#)         FY-End ($)+
                Acquired on   Realized      Exercisable/        Exercisable/
Name           Exercise (#)        ($)     Unexercisable       Unexercisable
Cornog                3,149    $31,096    138,064/34,558      102,326/51,837
Beronja                   0         $0      22,722/6,990       35,643/10,485
Montemurro            2,000    $22,130     33,739/10,825       59,862/16,238
Schnabel                  0         $0      32,449/9,533       43,666/14,300
Somers                    0         $0     11,341/11,341       17,012/17,012

+The closing price on December 30, 1994, the Friday prior to the fiscal year-end, was $33.25. This amount was used to calculate the value of unexercised options with an exercise price of less than $33.25.

EXECUTIVE AGREEMENTS

On January 4, 1991, the Corporation entered into agreements with its Officers, including each of the five Named Executive Officers, which provide for continued compensation and benefits in the event of a change in control of the Corporation as defined in the agreements. The agreements are for two-year terms and thereafter are automatically extended annually for an additional year unless notice is given; PROVIDED, HOWEVER, that upon a change in control, the agreements continue for a twenty-four month period. These agreements were amended and restated on January 28, 1994.
In the event of a change in control, upon termination without cause or constructive termination within two years following such change in control or voluntary termination between twelve and eighteen months following the change in control, each of Messrs. Cornog, Montemurro, Schnabel and Dr. Somers will receive a lump-sum payment equal to the product of three times, and Mr. Beronja will receive two times, the sum of his highest base salary rate in effect and his highest annual incentive pay earned during the three-year period immediately prior to termination of employment.
In addition, the agreements provide for the Executives to receive health and life insurance benefits substantially similar to those received immediately prior to the change in control (or termination of employment if benefits have increased) for a three-year period subsequent to termination of employment, subject to a reduction upon receipt of comparable benefits from subsequent employment.

In the event that payments under the agreements are subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986 as amended, the Executives will receive a gross-up payment equal to the amount of the excise tax.

                                *  *  *  *  *  *

Table 4 shows estimated covered compensation for representative Average Pay and Years of Credited Service before reductions for early retirement.

TABLE 4:  PENSION PLAN TABLE


               Annual compensation based  on the pension  plan formula with  the years  of service  indicated,  including amounts  which  would be  payable  under the
               Administrative and  Field  Employee  Pension Plan  based  upon  limitations imposed  by Internal Revenue  Code Section 415 for  amounts payable in 1995 for participants age 65,  and also based  upon the Supplemental  Retirement
               Plan.                        Years of Service
Average        ---------------------------------------------------------------------------
Annual                 5         10         15         20         25         30         35
Earnings           Years      Years      Years      Years      Years      Years      Years
150,000           11,835     23,670     35,505     47,340     59,175     71,010     82,845
200,000           15,960     31,920     47,880     63,840     79,800     95,760    111,720
250,000           20,085     40,170     60,255     80,340    100,425    120,510    140,595
300,000           24,210     48,420     72,630     96,840    121,050    145,260    169,470
350,000           28,335     56,670     85,005    113,340    141,675    170,010    198,345
400,000           32,460     64,920     97,380    129,840    162,300    194,760    227,220
450,000           36,585     73,170    109,755    146,340    182,925    219,510    256,095
500,000           40,710     81,420    122,130    162,840    203,550    244,260    284,970


ADMINISTRATIVE AND FIELD EMPLOYEE PENSION PLAN


The  Corporation's Administrative and Field Employee Pension Plan is a qualified
noncontributory  defined  benefit   plan.  No  specific   contribution  by   the
Corporation is calculated with respect to the Named Executive Officers.



The Administrative and Field Employee Pension Plan covers administrative and field employees and provides, at the normal retirement age of 65, that the retirement benefits will be calculated using the following benefit formula: (a) 1.2% times Average Pay times Years of Credited Service plus (b) 0.45% times [Average Pay minus Social Security Covered Compensation] times Years of Credited Service. "Average Pay" is the average annual earnings during the five highest consecutive calendar years and generally includes base salary and bonus amounts paid to an individual in a given year. "Social Security Covered Compensation" is the average of the Social Security Maximum Taxable Wage Base (according to federal regulations) for each calendar year to age 65. "Years of Credited Service" is the number of years and fractional number of years of continuous employment up to 35 years. The most commonly chosen payout provision is a 100% pension payout with a five-year certain period in the event of death, and thereafter a 50% yearly payout to the surviving spouse. Two other optional forms of payout with reduced benefits exist.

SUPPLEMENTAL RETIREMENT PLAN


Elected Officers of the Corporation, as well as appointed officers who are members of the Administrative and Field Employee Pension Plan, currently participate in a Supplemental Retirement Plan. The Supplemental Retirement Plan is an unqualified excess benefit and supplemental retirement plan as defined by Sections 3(36) and 201(2) of the Employee Retirement Income Security Act (ERISA).


Under the Supplemental Retirement Plan the difference, if any, between the full amount of retirement income due under the Administrative and Field Employee Pension Plan formula and the amount of retirement income payable under applicable I.R.S. or ERISA limitations is paid to Plan participants. Qualified retirement plan compensation is currently limited to $150,000 per annum per retiree by Section 401(a)(17) of the Internal Revenue Code.

The Corporation has entered into an agreement with Mr. Cornog to credit him two years of service for every year worked, rather than the one-year arrangement under the Administrative and Field Employee Pension Plan. Additionally, Mrs. Cornog will receive a minimum annual retirement benefit of $50,000 for her lifetime in the event Mr. Cornog dies prior to accruing an annual retirement benefit of $100,000 under the terms of the Plan.


As of February 28, 1995, the years of credited service for the Officers in Table 2 are: Mr. Cornog, 7 years; Mr. Beronja, 31 years; Mr. Montemurro, 24 years; Mr. Schnabel, 29 years and Dr. Somers, 21 years.


PERFORMANCE GRAPHS


Pursuant to the requirements of the Securities and Exchange Commission, the Corporation has included below a graph of the Corporation's cumulative total shareholder return, which measures the returns on stock with dividends reinvested. While cumulative total shareholder return is one measure of corporate performance, the Corporation has also included another graph of a financial measure used by the Corporation: return on net assets employed before interest and taxes. This return measures pre-tax and pre-interest expense return on net assets (total assets less each and all non-interest bearing liabilities.) This performance measure is also used as a component of the Incentive Compensation Plan for the Corporation's Executive Officers, as discussed in the Organization and Executive Compensation Committee Report on Executive Compensation on pages five and six. The graphs and tables below illustrate the Corporation's performance compared to the companies currently in the Standard & Poor's Auto Parts-- Aftermarket Industry Index.


TOTAL SHAREHOLDER RETURN*
SNAP-ON INCORPORATED

                                      GRAPH

                                                         Auto Parts-
                         Snap-on                         Aftermarket
Fiscal Year Ending     Incorporated     S&P 500       Industry Group
December 31, 1989       $   100.00     $   100.00      $  100.00
December 31, 1990           101.05          96.89          73.74
December 31, 1991           106.64         126.28         135.26
December 31, 1992           106.77         135.88         170.13
December 31, 1993           132.68         149.52         197.69
December 31, 1994           119.99         151.55         172.47


*ASSUMES $100 INVESTED ON THE LAST DAY OF DECEMBER, 1989 AND DIVIDENDS ARE REINVESTED QUARTERLY.

RETURN ON NET ASSETS EMPLOYED BEFORE INTEREST AND TAXES

                                                                           GRAPH

                                          Snap-on        Auto Parts--
Fiscal Year Ending                     Incorporated      Aftermarket*
December 31, 1989                            27.6%           22.1%
December 31, 1990                            23.3%           17.9%
December 31, 1991                            19.1%           16.8%
December 31, 1992                            15.1%           24.6%
December 31, 1993                            17.1%           24.8%
December 31, 1994                            18.7%            --


*THE AUTO PARTS--AFTERMARKET RETURN ON NET ASSETS EMPLOYED BEFORE INTEREST AND TAXES PERCENTAGES ARE AN AVERAGE OF THE COMPANIES CURRENTLY COMPRISING THE STANDARD & POOR'S 1994 AUTO PARTS-- AFTERMARKET INDUSTRY INDEX.

PROXY STATEMENT ITEM II

APPROVAL OF AMENDMENTS TO EMPLOYEE STOCK OWNERSHIP PLAN


General - The Employee Stock Ownership Plan (the "Plan"), formerly the Employee Stock Purchase Plan, was implemented by the Corporation in 1970. Under the terms of the Plan, eligible employees may annually purchase shares of common stock of the Corporation by means of payroll deductions. The purchase price for the stock is the lesser of the market value on (a) May 15, the first day of the Plan year, or (b) the following May 14, the last day of the Plan year. Subject to shareholder approval, the Board of Directors has unanimously adopted an amendment to the Plan to increase the aggregate number of shares of common stock issuable under the Plan from 2,600,000 to 3,250,000. A copy of the Plan, as amended, is attached as Exhibit A. The Plan and the rights of participants to make purchases thereunder are intended to qualify under the provisions of
Section 423 of the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934.

Previous Amendments to Increase the Number of Issuable Shares - In 1975, 1979, 1982 and 1987, shareholders approved amendments to the Plan to increase the number of issuable shares. Initially, 50,000 shares were reserved for issuance under the Plan. In 1972, the number of issuable shares was adjusted for a three-for-one stock split. The number of issuable shares was increased by 100,000 shares in 1975, 150,000 shares in 1979 and 250,000 shares in 1982. In
1986, the number of shares was adjusted for a 100% stock split, and in 1987, the shareholders approved a 500,000 share increase.

Proposed Amendment to Increase the Number of Issuable Shares -Approximately 90,000 shares remain available for issuance under the current Plan year which ends May 14, 1995. Approximately 50,000 shares are expected to be issued at that time. On January 27, 1995, the Board of Directors amended the Plan to authorize the issuance of an additional 650,000 shares of common stock to permit the continuation of the Plan, subject to shareholder approval.


Plan Summary - Under the Plan, the Board of Directors is authorized to offer all eligible employees (defined as all employees of the Corporation or its subsidiaries except for part-time employees excludable under Section 423(b)(4) of the Internal Revenue Code) the right to elect annually to purchase shares of the Corporation's common stock in the amounts and at the prices set forth below through adjustable payroll deductions. As of January 31, 1994, approximately 7,450 employees were eligible to participate in the Plan. The value of stock which may be purchased may not exceed $25,000 in a calendar year and participants may not purchase more than two thousand shares annually under the Plan. The length of the purchase period is twelve months. As of February 28, 1995, the closing price per share of common stock as quoted on the New York Stock Exchange was $34.00.



The price for shares purchased under each offering will be the lesser of the market value on (1) May 15 of each Plan year, or (2) the succeeding May 14 of each Plan year. Elections to participate must be made between May 15 and June 1 of each Plan year. For the 1993-1994 Plan year, the purchase price of the common stock was $35.63 per share. Rights under the Plan are not transferrable by any person for any purpose. Participants may withdraw their payroll deductions from the Plan account by providing written notice to the Corporation. Participants who withdraw from the Plan may not become eligible to participate until the beginning of the next Plan year. Upon termination of employment or death, the entire amount credited to the participant's account will be paid in cash to the employee or to the employee's estate. No interest will be paid on any money in a participant's account under any circumstances.


All fees and expenses incurred in connection with the Plan will be paid by the Corporation. Shares available under the Plan and pending purchase rights may be adjusted by the Corporation in the event of a stock split, merger or consolidation. The Plan may be amended, suspended or terminated at any time by the Board of Directors, with the exception that shareholder approval is required for any amendment which will materially modify the Plan or otherwise materially increase the benefits accruing to participants.

New Plan Benefits - Because participation in the Plan is voluntary and benefits of participation depend upon an increase in the market price of the common stock of the Corporation over the course of a Plan year, the Corporation cannot determine the benefits that will accrue under the amended Plan to the Named Executive Officers, other executive officers or other employees. Directors of the Corporation who are not employees are not eligible to participate in the Plan.

Federal Income Tax Considerations - It is intended that the Plan qualify as an "employee stock purchase plan" pursuant to Section 423 of the Internal Revenue Code. Accordingly, participants in the Plan will not recognize taxable income on the receipt or exercise of rights to purchase stock pursuant to the Plan.

Participants do not recognize any taxable income when they receive certificates for shares; however, participants may recognize ordinary income and/or gain or loss when the shares acquired under the Plan are sold or exchanged.


If a participant disposes of his or her shares without holding such shares for one year from the date of exercise, the participant will recognize additional ordinary compensation income in an amount equal to the difference between the fair market value of such shares upon exercise and their initial purchase price. Any remaining gain or loss (after taking into account ordinary income) will generally be taxed as a capital gain or loss.


Generally, there are no tax consequences to the Corporation arising out of the sale of stock to employees under the Plan.

Approval of the Plan requires the affirmative vote of a majority of the holders of stock present or represented and entitled to vote at the meeting.

                             THE BOARD OF DIRECTORS
                RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION
                OF THE EMPLOYEE STOCK OWNERSHIP PLAN AMENDMENTS

                                                                       EXHIBIT A

                              SNAP-ON INCORPORATED
                         EMPLOYEE STOCK OWNERSHIP PLAN

 1.  PURPOSE OF THE PLAN

The purpose of the Plan is to provide a method by which eligible employees may purchase shares of Common Stock ("Stock") of Snap-on Incorporated (the "Company"), by payroll deductions. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 and, therefore, the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423(b) of such Code.

 2.  ELIGIBILITY TO PARTICIPATE

    A. Any employee of the Company or any of its subsidiaries (except for part-time employees excludable under Section 423(b)(4) of the Code) at the offering date shall be eligible to participate in the Plan.

    B.  In any event, no employee shall be granted an option:

        (i) if, immediately after the grant, such employee would own or hold outstanding options to purchase Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company; or

        (ii) which permits his rights to purchase Stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of the Stock (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time.

 3.  NUMBER OF SHARES TO BE OFFERED

An aggregate of 3,250,000 shares of Stock will be offered for subscription under this Plan.

 4.  OFFERING DATES

The date of first offering under this Plan is May 15, 1970. An additional and separate offering will be made on the 15th day of May in each following year until the Plan is terminated by the Company, unless all of the shares reserved hereunder are previously purchased. Each such year from May 15 to the succeeding May 14 shall hereinafter be referred to as a "Plan Year."

 5.  PRICE

The price per share will be the lesser of the market value of the Stock on (i) May 15 of a Plan Year or (ii) the succeeding May 14 of such Plan Year. Market value shall be the mean of the high and low prices for the Stock as reported by the New York Stock Exchange.

 6.  METHOD OF PAYMENT

For each participant, payment is to be made through payroll deductions on each payroll date applicable to the participant during the Plan Year commencing with the first payroll date on or after June 1 of the Plan Year, with no right of prepayment. Subject to further procedures which may be established by the Board of Directors for the efficient operation of the Plan, the specified payroll deduction must be in even dollar amounts.

 7.  HOW AND WHEN TO ENTER THE PLAN

If an eligible employee wishes to subscribe, an authorization form supplied by the Company must be signed and delivered to the Company between May 15 and June 1 of the Plan Year. The employee shall indicate on such authorization form the amount of payroll deduction which he has elected. A separate authorization form must be filed for each Plan Year during which an employee wishes to participate in the Plan.

 8.  USE OF FUNDS

All payroll deductions or other funds received or held by the Company under this Plan may be used for any corporate purpose and need not be segregated in any way. No interest will be paid or allowed under any circumstances on any money paid by the participating employees.

 9.  EXERCISE OF OPTION

Unless a participant gives written notice to the Company as provided in paragraph 12, his option to purchase Stock will be exercised automatically for him at the termination of a Plan Year for the number of full shares of Stock which the accumulated payroll deductions credited to his account at that time will purchase at the applicable price; provided, however, that not more than 2,000 shares of the Stock may be purchased in any Plan Year by a participant employee. Any cash balance remaining in the employee's account after the termination of a Plan Year will be carried forward to the employee's account for the purchase of Stock during the next Plan Year if the employee has elected to continue as a participant in the Plan. Otherwise, the employee will receive a cash payment equal to the balance of his account.

10.  DELIVERY OF STOCK

Certificates for Stock purchased in each Plan Year will be issued and delivered as soon as practicable after the end of such year. Until stock certificates are issued, the employee will not have the rights or privileges of a shareholder with respect to such shares.

11.  REGISTRATION AND QUALIFICATION OF SHARES

The President may postpone the issuance of shares under the Plan for such reasonable period of time as will enable the Company, if it so elects, to cause a registration statement in respect of such shares to be filed and to become effective under the Securities Act of 1933, as amended, or to cause compliance with applicable provisions of any state securities law.

12.  WITHDRAWAL FROM THE PLAN

A participant may withdraw the payroll deductions credited to his account under the Plan by giving written notice to the Company. Such withdrawal will become effective on the first day of the month following receipt of notice thereof, provided notice is received at least 10 days before the end of the preceding month. In any event an employee's right to withdraw terminates at the end of a Plan Year. A participant who withdraws from the Plan will not become eligible to again participate in the Plan until the beginning of the next Plan Year.

13.  TERMINATION OF EMPLOYMENT

In the event of any termination of a participant's continuous service with the Company or a subsidiary, including death, the entire amount credited to the account of such a participant shall be paid to the person entitled thereto.

14.  RIGHTS NOT TRANSFERABLE

An employee's rights under the Plan belong to him alone and may not be sold, assigned, pledged or otherwise transferred in any manner and may not be availed of for any purpose by any other person.

15.  ADJUSTMENT UPON CHANGE IN CAPITALIZATION

If any option under this Plan is exercised subsequent to any stock dividend, split-up, recapitalization, merger, consolidation, combination, or exchange of shares, or the like, occurring after such option was granted, as a result of which shares of any class shall be issued in respect of the outstanding shares of Stock, or shares of Stock shall be changed into the same or a different number of the same or another class or classes, the number of shares to which such option shall be applicable and the option price for such shares shall be appropriately adjusted by the Company. Upon the occurrence of any event of the type described in this paragraph 15, the Board of Directors shall also make appropriate changes in the number of shares of Stock that may be offered under the Plan and in the maximum number of shares that may be purchased by any participant.

16.  COSTS OF THE PLAN

The Company will assume all fees and expenses incurred in connection with the Plan, including any original issue or transfer taxes which may be applicable to shares issued thereunder.

17.  ADMINISTRATION OF THE PLAN

    A. Subject to direction of the Board of Directors, the President of the Company shall administer the Plan and make such interpretations and regulations as he deems desirable or necessary in connection with its operation.

    B. The Board of Directors of the Company at any time may suspend or terminate the Plan. No option to purchase shares thereunder shall be granted during any suspension of the Plan or after the Plan has been terminated. The Board of Directors may amend the Plan from time to time except that, without approval by the shareholders of the Company, no amendment shall be made which would increase the aggregate number of shares of Stock which may be subject to option under the Plan or change the terms for computing the market value at which options may be exercised. Should the Plan be suspended or terminated, any option granted prior to such time shall not be canceled nor the terms or conditions thereof altered as a result of such suspension or termination without the consent of the participant.

18.  SHAREHOLDER APPROVAL; EFFECTIVE DATE

This Plan was amended on January 27, 1995 by the Board of Directors, which amendments shall be effective as of the Plan Year commencing May 15, 1995. Section Number 3 regarding the number of shares to be offered for subscription was amended by the Board of Directors, subject to approval by the holders of outstanding shares of Stock entitled to vote thereon at the next annual meeting of the Company's shareholders.

PROXY STATEMENT ITEM III
INDEPENDENT AUDITOR

It is a long-standing practice that the appointment of the Corporation's independent auditor by the Board of Directors be submitted to the shareholders for ratification at the Annual Meeting.

The Board of Directors has proposed the appointment of Arthur Andersen LLP as the Corporation's independent auditor for 1995, pending ratification by the shareholders at the Annual Meeting. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to answer questions and to make a statement if they so desire. In the event of a negative vote on the approval of Arthur Andersen LLP, the Board of Directors will secure the services of another independent auditor for 1995. Arthur Andersen LLP has been the Corporation's independent auditor for the past thirteen fiscal years.

                             THE BOARD OF DIRECTORS
                          RECOMMENDS THAT SHAREHOLDERS
                       VOTE FOR APPROVAL OF THIS PROPOSAL

NOTICE PURSUANT TO SECTION 16 OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Officers and Directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Corporation with copies of all personally filed Section 16(a) forms.

Based solely upon its review of the received written representations from certain reporting persons that no Forms 5 were required from those persons, the Corporation believes that during the 1994 fiscal year all filing requirements applicable to its Officers, Directors and greater than ten percent beneficial owners were completed.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the 1996 Proxy Statement must be received by the Secretary of the Corporation by November 19, 1995. Additional requirements relating to the timeliness and content of proposals to be submitted at the 1995 Annual Meeting are found in the Bylaws of the Corporation.

DIVIDEND REINVESTMENT PLAN

The Dividend Reinvestment Plan offers shareholders three voluntary methods of building their holdings of common stock. Shareholders may elect to reinvest cash dividends on either (1) all of their common stock of the Corporation or (2) any portion of their common stock of the Corporation. Shareholders can also make cash investments of more than $100 per investment and less than $5,000 per calendar quarter for shares. Shares under all three methods will be purchased at 100 percent of the average high and low price of the Corporation's common stock on the day of purchase. There are no participation, commission, administrative or service fees. Further information is available through Harris Trust and Savings Bank at 1-800-524-0687.

DIRECTIONS TO ANNUAL MEETING


FROM CHICAGO'S O'HARE INTERNATIONAL AIRPORT TO THE RACINE CIVIC CENTRE'S FESTIVAL PARK -- I-294 North to I-94 West (toward Milwaukee) to Racine, Wisconsin, Highway 20 (exit 333-Racine/Waterford). Highway 20 east (right) to Racine, approximately six miles to 14th Street, which continues east. Continue on 14th Street, approximately three-quarters of a mile to Main Street. North
(left) on Main Street, approximately three-quarters of a mile to Sixth Street. East (right) to parking lot.


FROM MILWAUKEE'S MITCHELL INTERNATIONAL AIRPORT TO THE RACINE CIVIC CENTRE'S FESTIVAL PARK -- I-94 East to Racine, Wisconsin, Highway 20 (exit 333-Racine/ Waterford). Highway 20 east (left) to Racine, approximately six miles to 14th Street, which continues east. Continue on 14th Street, approximately three-quarters of a mile to Main Street. North (left) on Main Street, approximately three-quarters of a mile to Sixth Street. East (right) to parking lot.

                                    * * * *

                                                                          PROXY


                            SNAP-ON INCORPORATED

                              2801-80TH STREET
                           KENOSHA, WI 53141-1410
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints B. S. Chelberg, A. L. Kelly and R. J. Decyk as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of the common stock of Snap-on Incorporated held on record by the undersigned on February 28, 1995, at the Annual Meeting of Shareholders to be held at the Racine Civic Centre's Festival Park, 5 Fifth Street, Racine, Wisconsin at 10:00 a.m. on Friday, April 28, 1995, or at any adjournment thereof.

            THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES AND
                 "FOR" ITEMS 2 AND 3 IF NO CHOICE IS SPECIFIED.

In the absence of an instruction to the contrary, this Proxy will be voted for the proposals stated herein and at the discretion of the proxies on any other business.



             PLEASE MARK YOUR VOTE ON REVERSE SIDE, SIGN, DATE AND
                     RETURN PROMPTLY IN ENCLOSED ENVELOPE.

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY   /X/


                                                   VOTE             WITHHOLD
                                             for all nominees     authority to
                                           (except as indicated   vote for all
                                                  above)            nominees
1. Election of Directors: Three-year terms--       / /                / /
   R.A. Cornog, R.F. Farley and E.H. Rensi.

   TO WITHHOLD YOUR VOTE FOR ANY NOMINEE,
   STRIKE A LINE THROUGH THE NOMINEE'S NAME
   IN THE LIST ABOVE.

                                                       FOR     AGAINST   ABSTAIN
2. Proposal to amend the Employee Stock Ownership      / /       / /       / /
   Plan to increase the number of authorized shares.

                                                       FOR     AGAINST   ABSTAIN
3. Proposal to ratify the appointment of Arthur        / /       / /       / /
   Andersen LLP as the independent auditor for 1995.

4. In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

Please sign exactly as name appears herein. For joint accounts, all holders should sign. Executors, administrators, trustees and guardians should give full title. If a corporation, sign in corporation name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:____________________________________________________________________, 1995
Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

________________________________________________________________________________
                                   Signature